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                                                                   EXHIBIT 24(A)

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement No. 33-78550 of Pico Products, Inc. on Form S-8 of our report dated November 13, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern described in Note A) appearing in this Annual Report on Form 10-K of Pico Products, Inc. for the year ended July 31, 1998.

                                          DELOITTE & TOUCHE LLP

Los Angeles, California
November 13, 1998